SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]

Filed by a party other than the Registrant [   ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

                         Volt Information Sciences, Inc.

                (Name of Registrant as Specified in Its Charter)
           ----------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

      1)   Title of each class of securities to which transaction applies:

      2)   Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      4)   Proposed maximum aggregate value of transaction:

      5)   Total fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)   Amount Previously Paid:

      2)   Form, Schedule or Registration Statement No.:

      3)   Filing Party:

      4)   Date Filed:

                         VOLT INFORMATION SCIENCES, INC.

                              560 LEXINGTON AVENUE

                          NEW YORK, NEW YORK 10022-2928

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                                 APRIL 11, 2003


TO THE SHAREHOLDERS OF
VOLT INFORMATION SCIENCES, INC.


     The Annual Meeting of Shareholders of Volt Information Sciences, Inc. (the "Company") will be held at the 1st floor Atrium, Volt Corporate Park, 2401 N. Glassell Street, Orange, California, on Friday, April 11, 2003, at 10:00 A.M., Pacific time, to consider the following:

     1. The election of four Class II directors to serve until the 2005 Annual Meeting of Shareholders and until their respective successors are elected and qualified;

     2. A proposal to ratify the action of the Board of Directors in appointing Ernst & Young LLP as the Company's independent auditors for the fiscal year ending November 2, 2003; and

     3. Such other business as may properly come before the meeting or any adjournments or postponements thereof.

     Only shareholders of record at the close of business on February 21, 2003 will be entitled to notice of, and to vote at, the meeting and any adjournments or postponements thereof.


     You are cordially invited to attend the meeting. Whether or not you plan to be present, kindly fill out and sign the enclosed Proxy exactly as your name appears on the Proxy, and mail it promptly in order that your vote can be recorded. A return envelope is enclosed for your convenience and requires no postage if mailed within the United States. The giving of this Proxy will not affect your right to vote in person in the event that you find it convenient to attend the meeting.

                                           By Order of the Board of Directors

                                                    Jerome Shaw, Secretary


New York, New York
March 3, 2003

                         VOLT INFORMATION SCIENCES, INC.
                              560 LEXINGTON AVENUE
                          NEW YORK, NEW YORK 10022-2928

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS


     This Proxy Statement, to be mailed on or about March 3, 2003, is furnished in connection with the solicitation by the Board of Directors of Volt Information Sciences, Inc., a New York corporation (the "Company" or "Volt"), of Proxies in the accompanying form ("Proxy" or "Proxies") for use at the Annual Meeting of Shareholders of the Company to be held on April 11, 2003 and at any adjournments or postponements thereof (the "Annual Meeting").

     Only holders of record of the Company's Common Stock (the "Common Stock") as of the close of business on February 21, 2003 are entitled to notice of, and to vote at, the Annual Meeting. As of the close of business on that date, there were issued and outstanding 15,217,415 shares of Common Stock of the Company.
Each issued and outstanding share of Common Stock on that date is entitled to one vote upon each matter to be acted upon at the Annual Meeting. The presence, in person or by proxy, of at least 35% of the total issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting.

     All Proxies received will be voted in accordance with the specifications made thereon. Proxies received without specification on a matter will be voted as follows on that matter: (a) for the election of all nominees named herein to serve as directors, and (b) in favor of the proposal to ratify the appointment of Ernst & Young LLP ("Ernst & Young") as the Company's independent auditors for the Company's fiscal year ending November 2, 2003 ("fiscal 2003"). Management does not intend to bring before the Annual Meeting any matters other than those specifically described above and knows of no other matters to come before the Annual Meeting. If any other matters or motions come before the Annual Meeting, it is the intention of the persons named in the accompanying form of Proxy to vote Proxies in accordance with their judgment on those matters or motions, including any matter dealing with the conduct of the Annual Meeting. Proxies may be revoked at any time prior to their exercise by written notification to the Secretary of the Company at the Company's principal executive offices located at 560 Lexington Avenue, New York, New York 10022-2928, by voting at the Annual Meeting or by submitting a later dated proxy.


     The Company maintains a Savings Plan (the "Savings Plan") in which separate accounts are maintained for Common Stock held under the Employee Stock Ownership Plan (the "ESOP Account") and 401(k) Plan (the "401(k) Account") features of the Savings Plan. Subaccounts are maintained for each participant under the ESOP Account and 401(k) Account. Separate Proxies are being transmitted to each employee of the Company who is a participant in the Savings Plan. Shares held in a participant's subaccounts will be voted by the trustee of the Savings Plan as directed by the participant in a signed Proxy for Savings Plan participants which is timely returned to the Savings Plan's trustee or its designee. Shares as to which the Savings Plan trustee does not receive a timely direction will be voted by the trustee as directed by the administrator of the Savings Plan in such manner as the Savings Plan administrator deems proper in its fiduciary capacity for the benefit of the Savings Plan and its participants.


     A plurality of votes cast at the Annual Meeting in person or by proxy is required for the election of each nominee to serve as a director. The affirmative vote of a majority of votes cast at the Annual Meeting in person or by proxy is required to ratify the selection of Ernst & Young as the Company's independent auditors for fiscal 2003. Votes withheld, in the case of the election of directors, and abstentions and any broker non-votes with respect to the ratification of independent auditors, are not considered votes cast with respect to that matter and, consequently, will have no effect on the vote on that matter, but are counted in determining a quorum.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                         OWNERS, MANAGEMENT AND NOMINEES


     The following table sets forth information, as of February 15, 2003 (except as described in the footnotes to the following table), with respect to the beneficial ownership of Common Stock, the Company's only class of voting or equity securities, by (a) each person who is known to the Company to own beneficially more than five percent of the outstanding shares of Common Stock,
(b) each of the executive officers named in the Summary Compensation Table contained under "Executive Compensation", (c) each of the directors of the Company, including nominees to serve as directors, and (d) executive officers and directors as a group:

NAME AND ADDRESS                                     AMOUNT AND NATURE OF
OF BENEFICIAL OWNER                                 BENEFICIAL OWNERSHIP (1)               PERCENT OF CLASS (2)
-------------------                                 ------------------------               --------------------
William Shaw                                                 3,612,243 (3) (4)                     23.7%
560 Lexington Avenue
New York, NY 10022-2928

Jerome Shaw                                                  3,201,645 (3) (5)                     21.0%
2401 N. Glassell Street
Orange, CA 92665

Dimensional Fund Advisors Inc.                               1,007,500 (6)                          6.6%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401
Barclays Global Investors, NA.                                 815,725 (7)                          5.4%
          and
Barclays Global Fund Advisors
45 Fremont Street
San Francisco, CA 94105

Thomas Daley                                                    15,457 (3)                          *
James J. Groberg                                                28,087 (3)                          *
Steven A. Shaw                                                 301,732 (3)                          2.0%
Howard B. Weinreich                                             29,097 (3)                          *
Lloyd Frank                                                     10,529 (8)                          *
Bruce G. Goodman                                               119,980 (9)                          *
Mark N. Kaplan                                                  10,500 (3)                          *
Irwin B. Robins                                                 29,344 (3)                          *
William H. Turner                                                1,000                              *
All executive officers and directors as a                    7,387,185 (10)                        47.9%
group (15 persons, including the foregoing)
-------------------------

(1) Except as noted, the named beneficial owners have sole voting and dispositive power with respect to their beneficially owned shares. Shares beneficially owned include shares held in the executive officer's ESOP Account and 401(k) Account.

(2) Asterisk indicates less than 1%. Shares reflected as owned by a person that are not outstanding but that are issuable upon exercise of the portion of options held by such person that are exercisable on or within 60 days after February 15, 2003 are considered outstanding for the purpose of computing the percentage of outstanding Common Stock that would be owned by that person if the options were exercised, but (except for the calculation of the beneficial ownership by all executive officers and directors as a group) are not considered outstanding for the purpose of computing the percentage of outstanding Common Stock owned by any other person.

(3) Includes the following shares issuable upon the exercise of the portion of options granted by the Company that are exercisable on or within 60 days after February 15, 2003: William Shaw, 45,000 shares; Jerome Shaw, 45,000 shares; Thomas Daley, 14,250 shares; James J. Groberg, 26,500 shares; Steven A. Shaw, 23,300 shares; Howard B. Weinreich, 14,500 shares; Irwin B. Robins, 21,000 shares; and Mark N. Kaplan, 7,500 shares.


(4) Includes 99,561 shares owned by Mr. Shaw as sole trustee of a trust for the benefit of his wife, as to which shares Mr. Shaw disclaims beneficial ownership.


(5) Includes (i) 2,886,230 shares owned by Mr. Shaw and his wife as trustees of a revocable trust for their benefit or as community property, as to which shares they may be deemed to have shared voting and investment power (pursuant to the terms of the trust, Mr. Shaw may demand that the shares in trust be transferred to him at any time), (ii) 236,250 shares owned by Mr. Shaw and his wife as trustees of a trust for the benefit of one of their children, as to which shares Mr. and Mrs. Shaw may be deemed to have shared voting and investment power (the inclusion of which 236,250 shares is not an admission of beneficial ownership of those shares by Mr. Shaw) and (iii) 6,750 shares owned by Mr. Shaw's wife, as to which shares Mr. Shaw disclaims beneficial ownership.

(6) Based on information as of December 31, 2002 contained in a Schedule 13G amendment dated February 3, 2003 which indicates that Dimensional Fund Advisors Inc. has sole voting and investment power as to these shares which are owned by investment funds as to which it furnishes investment advice and serves as investment manager, but as to which it disclaims beneficial ownership.

(7) Based on information as of December 31, 2002 contained in a Schedule 13G dated February 10, 2003 which indicates that Barclay Global Investors, NA. has sole voting and investment power as to 625,117 of these shares and Barclays Global Fund Advisors has sole voting and investment power as to 190,608 of these shares.

(8) Includes 2,529 shares owned by Mr. Frank's wife, as to which Mr. Frank disclaims beneficial ownership.

(9) Includes (i) 1,400 shares owned by Mr. Goodman as custodian for his children, (ii) 97,447 and 6,511 shares owned by Mr. Goodman's wife, individually, and as custodian for one of her children, respectively, and
       (iii) 6,111 shares owned by Mr. Goodman's wife as custodian for their child, as to all of which shares Mr. Goodman disclaims beneficial ownership.

(10) Includes (i) 217,750 shares issuable upon the exercise of the portion of options granted by the Company that are exercisable on or within 60 days after February 15, 2003 and (ii) the shares described in footnotes 4, 5, 8 and 9.

                              ELECTION OF DIRECTORS


     The Company's Board of Directors consists of nine directors, divided into two classes. The terms of office of Class I and Class II directors expire at the 2004 and 2003 Annual Meetings of Shareholders, respectively. At each annual meeting, directors are chosen to succeed those in the class whose term expires at that annual meeting to serve for a term of two years each and until their respective successors are elected and qualified. Each of the present directors of the Company was elected by the Company's shareholders.

     Unless otherwise directed, persons named in the enclosed Proxy intend to cast all votes pursuant to Proxies received for the election of William Shaw, Jerome Shaw, James J. Groberg and William H. Turner as Class II directors to serve until the 2005 Annual Meeting of Shareholders and until his successor is elected and qualified (those persons are referred to in this Proxy Statement as the "nominees"). Each nominee has indicated his availability to serve as a director. In the event that any of the nominees should become unavailable or unable to serve for any reason, the holders of the Proxies have discretionary authority to vote for one or more alternate nominees who will be designated by the Board of Directors.


     A plurality of the votes cast at the Annual Meeting in person or by proxy is required for the election of each nominee. Votes withheld will have no effect on the outcome of the election of directors.

BACKGROUND OF NOMINEES AND CONTINUING DIRECTORS

NOMINEES (CLASS II)


     WILLIAM SHAW, 78, a founder of the Company, has been President, Chairman of the Board and Chief Executive Officer of the Company since its formation and has been employed in executive capacities by the Company and its predecessors since 1950. He has served as a director of the Company since its formation in 1957.

     JEROME SHAW, 76, also a founder of the Company, has been Executive Vice President and Secretary of the Company since its formation and has been employed in executive capacities by the Company and its predecessors since 1950. He has served as a director of the Company since its formation in 1957.

     JAMES J. GROBERG, 74, has been a Senior Vice President and the Chief Financial Officer of the Company since September 1985 and was also employed in executive capacities by the Company from 1973 to 1981. He has served as a director of the Company since 1987.

     WILLIAM H. TURNER, 63, has been a director of the Company since August 1998. He has been a Senior Partner of Summus Ltd., a consulting firm, since October 2002. Mr. Turner was Chairman from September 1999 until his retirement in September 2002 and, from August 1997 to August 1999, was President, of PNC Bank, New Jersey. From October 1996 to July 1997, he was President and Chief Executive Officer of Franklin Electronic Publishers, Inc. (a designer and developer of hand-held electronic information products) and, from February 1991 to September 1996, he was Vice Chairman of The Chase Manhattan Bank and its predecessor, Chemical Banking Corporation. He is also a director of Standard Motor Products, Inc., Franklin Electronic Publishers, Inc. and New Jersey Resources Corp.

DIRECTORS WHOSE TERM OF OFFICE CONTINUES AFTER THE ANNUAL MEETING (CLASS I)


     LLOYD FRANK, 77, has been a director of the Company since March 2000. Mr. Frank has been a partner in the law firm of Jenkens & Gilchrist Parker Chapin LLP (and its predecessor, Parker Chapin LLP) since January 1977. Mr. Frank is also a director of Park Electrochemical Corp. and DRYCLEAN USA, Inc.

     BRUCE G. GOODMAN, 54, has been a director of the Company since May 2000. He has been a partner of the law firm of Hinckley, Allen & Snyder LLP since April 1995.

     MARK N. KAPLAN, 73, has been a director of the Company since April 1991. Mr. Kaplan has been of counsel to the law firm of Skadden, Arps, Slate, Meagher & Flom LLP since 1999 and, from October 1979 until that time, was a partner in that firm. Mr. Kaplan is also a director of Grey Advertising Inc., DRS Technologies, Inc., Refac Technology Development Corporation, Autobytel Inc., American Biltrite, Inc. and Congoleum Corporation.

     IRWIN B. ROBINS, 68, retired as Senior Vice President of the Company in June 2000, a position he had held since September 1985. He had been employed in executive capacities by the Company since 1980. Since his retirement, Mr. Robins has served as a consultant to the Company handling certain legal and transactional matters as are mutually agreed upon. Mr. Robins has served as a director of the Company since 1981.

     STEVEN A. SHAW, 43, has been a Senior Vice President of the Company since November 2000 and a Vice President of the Company since April 1997. He has been employed by the Company in various capacities since November 1995. He has served as a director of the Company since August 1998.


     William Shaw and Jerome Shaw are brothers. Steven A. Shaw is the son of Jerome Shaw. Bruce G. Goodman is the son-in-law of William Shaw. There are no other family relationships among the directors or executive officers of the Company. Messrs. William Shaw and Jerome Shaw are parties to employment agreements with the Company. See "Executive Remuneration - Employment and Termination Agreements."

COMMITTEES OF THE BOARD


     The Company has an Audit Committee, but does not have compensation or nominating committees.

     The Audit Committee consists of Lloyd Frank, Mark N. Kaplan and William H. Turner, each of whom the Company believes meets the current independence requirements for audit committee members under the listing standards of the New York Stock Exchange, on which the Company's Common Stock is listed. The Committee provides assistance to the Company's directors in fulfilling the Board's oversight responsibility as to the Company's accounting, auditing and financial reporting practices and as to the quality and integrity of the publicly distributed financial reports of the Company. The specific functions and responsibilities of the Audit Committee are set forth in a written charter of the Audit Committee adopted by the Board of Directors. A copy of the Audit Committee's charter was most recently published in the Company's proxy statement for its 2002 Annual Meeting of Shareholders. The Audit Committee reviews and reassesses its charter annually and recommends any changes to the Board for approval. Under its charter, the Audit Committee, among other things, reviews and discusses with the Company's independent auditors the scope of the proposed, and results of the completed, audit of the annual financial statements of the Company. The Committee also reviews, with management and the Company's independent auditors, the annual audited financial statements and the interim unaudited financial statements for the first three fiscal quarters of the Company's fiscal year, and discusses any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with Statement of Auditing Standards 61 relating to the independent auditors' review of those financial statements. In connection therewith, the Committee reviews with management and the independent auditors their judgments about the accounting principles employed by the Company. The Committee also reviews with the independent auditors, the Company's internal auditor and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and discusses with the independent auditors significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. In addition, the Committee reviews the independence and performance of the independent auditors and recommends to the full Board the independent auditors to be selected to audit the financial statements of the Company. The Committee is authorized to investigate any matter brought to its attention within the scope of its duties, with the power to retain outside advisors for this purpose if, in its judgment, that is appropriate. A report of the Audit Committee appears under the caption "Audit Committee Report," below. The Audit Committee met ten times during the past fiscal year.

     The Board of Directors met six times during the past fiscal year. Each incumbent director attended at least 75% of the meetings of the Board of Directors and Committees on which he served which were held during the fiscal year.

AUDIT COMMITTEE REPORT


     Management has the primary responsibility for the Company's financial reporting process, including its financial statements, while the Board is responsible for overseeing the Company's accounting, auditing and financial reporting practices and the Company's independent public auditors have the responsibility for the examination of the Company's annual financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. In assisting the Board in fulfilling its oversight responsibility with respect to the Company's year ended November 3, 2002, the Audit Committee:

       o Reviewed and discussed the audited financial statements for the fiscal year ended November 3, 2002 with management and Ernst & Young, the Company's independent auditors;


       o Discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit; and

       o Received the written disclosures and the letter from Ernst & Young regarding its independence as required by Independence Standards Board Standard No. 1. The Audit Committee also discussed Ernst & Young's independence with Ernst & Young and considered whether the provision of non-audit services rendered by Ernst & Young was compatible with maintaining its independence under Securities and Exchange Commission rules governing the independence of a company's outside auditors (see "Ratification of the Selection of Auditors").


     Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the Company's audited financial statements for the fiscal year ended November 3, 2002 be included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for that year.


                                              Respectfully,

                                              Lloyd Frank
                                              Mark N. Kaplan
                                              William H. Turner

                             EXECUTIVE REMUNERATION

SUMMARY COMPENSATION TABLE


     The following table sets forth information concerning the compensation during the fiscal years ended November 3, 2002 ("fiscal 2002"), November 4, 2001 ("fiscal 2001") and November 3, 2000 ("fiscal 2000") of the Company's Chief Executive Officer and each of the four other executive officers of the Company serving as executive officers of the Company at the end of fiscal 2002 who received the highest regular cash compensation during fiscal 2002 for services rendered in all capacities to the Company and its subsidiaries (the "Named Executive Officers"):

                                                   SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                                                                  COMPENSATION
                                                                                  ------------
                                                 ANNUAL COMPENSATION               SECURITIES
                                               -------------------------            UNDERLYING                 ALL OTHER
PRINCIPAL POSITION                 YEAR        SALARY (1)      BONUS                  OPTIONS               COMPENSATION (2)
------------------                 ----        ----------      ---------      ----------------------        ----------------
William Shaw,                      2002         $400,000           --            --           --                 $2,605
President and                      2001          396,154           --            --           --                  2,497
  Chief Executive Officer          2000          382,212           --            --           --                  4,111

Jerome Shaw,                       2002          400,000           --            --           --                  2,605
  Executive Vice President         2001          396,154           --            --           --                  2,497
                                   2000          382,212           --            --           --                  4,111

James J. Groberg,                  2002          330,000           --            --           --                    203
Senior Vice President and          2001          330,000        $20,000          --           --                  1,851
  Chief Financial Officer          2000          325,378         20,000         15,000        --                  4,400

Thomas Daley,                      2002          249,995         22,586 (3)      --           --                  2,355
  Senior Vice President            2001          249,995         28,203 (3)      --           --                  2,269
                                   2000          239,134         22,473 (3)      --           --                  3,781

Howard B. Weinreich,               2002          252,600           --            --           --                  2,655
Senior Vice President and          2001          250,869          4,000          2,500        --                  2,527
   General Counsel                 2000          243,034          2,000          --           --                  4,062
----------------

(1) Includes compensation deferred under the Company's deferred compensation plan and under Section 401(k) of the Internal Revenue Code of 1986, as amended.


(2) Amounts in fiscal 2002 include (i) premiums under the Company's group life insurance policy ($528 for each of William Shaw and Jerome Shaw; $203 for James J. Groberg; and $264 for each of Thomas Daley and Howard
       B. Weinreich) and (ii) the Company's contribution under the 401(k) Plan feature of the Savings Plan ($2,077 for each of William Shaw and Jerome Shaw; $2,072 for Steven Shaw; $2,091 for Thomas Daley; and $2,391 for Howard B. Weinreich).

(3) Based on combined pre-tax income of divisions for which Mr. Daley has management responsibility.


OPTION GRANTS IN LAST FISCAL YEAR


     During fiscal 2002, no options to purchase Company securities were granted to any of the Named Executive Officers.

STOCK OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table sets forth certain information concerning (a) options to purchase shares of Common Stock of the Company's former 59% owned subsidiary, Autologic Information International, Inc. ("Autologic"), which were exchanged on November 30, 2001 by the Named Executive Officers for a cash payment by Autologic upon the sale of Autologic discussed in footnote 1 to the following table (none of the Named Executive Officers exercised options to purchase shares of the Company's Common Stock during the year ended November 3,
2002) and (b) shares of Common Stock of the Company subject to unexercised options held at November 3, 2002 by the Named Executive Officers:

                               SHARES                        NUMBER OF SHARES
                               DEEMED                     UNDERLYING UNEXERCISED          VALUE OF IN-THE-MONEY
                              ACQUIRED       VALUE      OPTIONS AT FISCAL YEAR-END     OPTIONS AT FISCAL YEAR-END
NAME                        ON EXERCISE    REALIZED     (EXERCISABLE / UNEXERCISABLE) (EXERCISABLE / UNEXERCISABLE)
----                        -----------    --------     ----------------------------- -----------------------------
William Shaw                10,000 (1)     $28,770          45,000  /     --     (2)           --   /  --
Jerome Shaw                 10,000 (1)     $28,770          45,000  /     --     (2)           --   /  --
James J. Groberg            10,000 (1)     $14,385          20,500  /    15,000  (2)           --   /  --
Thomas Daley                    --             --           14,250  /     2,000  (2)           --   /  --
Howard B. Weinreich          8,000 (1)     $14,385          14,500  /     2,500  (2)           --   /  --

---------------------
(1) Shares subject to options granted by Autologic which were surrendered to Autologic in exchange for a cash payment (value realized) equal to the number of shares subject to the option, multiplied by the difference between the tender and merger price per share ($7.127) and the option exercise price per share in accordance with an Agreement and Plan of Merger dated September 25, 2001 among the purchaser, its parent and Autologic (the "Merger Agreement") pursuant to which Autologic was acquired by an unaffiliated third party on November 30, 2001 pursuant to a tender offer and merger.

(2)      Shares subject to options granted by the Company.


COMPENSATION OF DIRECTORS


     Each director of the Company who is not an officer or employee of the Company receives a director's fee at the annual rate of $40,000 (increased from $30,000 effective June 1, 2002) and is also reimbursed for out-of-pocket expenses related to his services.


     Mark N. Kaplan holds an option to purchase 7,500 shares of the Company's Common Stock at an exercise price of $40.03 until January 25, 2008.

EMPLOYMENT AND TERMINATION AGREEMENTS

     The Company is a party to employment agreements dated as of May 1, 1987 with William Shaw and Jerome Shaw. These agreements, as amended, provide for the employment of each in his present executive capacity at an annual base salary which is presently $400,000 (subject to increases and additional compensation, including bonuses, from time to time, at the discretion of the Board of Directors). The employment term under each employment agreement continues until the April 30 which is five years next following the giving by either the Company or the executive of notice to terminate such employment. The agreements also provide for service thereafter for the remainder of the executive's life as a consultant to the Company for annual consulting fees equal to 75% for the first ten years of the consulting period, and 50% for the remainder of the consulting period, of his base salary as in effect immediately prior to the commencement of the consulting period. Upon the death of the executive, the Company will pay to his beneficiary a death benefit equal to three times his annual base salary at the date of death if his death shall have occurred while employed as an executive, 2.25 times his annual base salary at the end of his employment as an executive if his death shall have occurred during the first ten years of the consulting period or 1.5 times his annual base salary at the end of his employment as an executive if his death shall have occurred during the remainder of the consulting period. Each employment agreement permits the executive to accelerate the commencement of the consulting period if a "change in control", as defined in the agreements, of the Company shall occur or if the Company's office where the executive presently performs his principal services shall be relocated to a different geographical area.

     Under their employment agreements, William Shaw and Jerome Shaw are prohibited from engaging in any business competitive with the Company, competing with the Company for its customers or encouraging employees of the Company to leave their employment. These restrictions apply for the duration of the respective agreements and for one year thereafter if the executive's employment shall have been terminated by the Company "for cause," as defined in the agreement. William Shaw and Jerome Shaw will not be bound by these restrictions after a "change in control," as defined in the agreement, of the Company shall have occurred if, during their respective consulting periods, they shall elect to terminate their respective employment agreements and thereby relinquish any further payments or other benefits thereunder.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS


     To date, all decisions regarding the cash compensation of executive officers who are directors and, since August 1996, all decisions regarding the granting of stock options have been made by the entire Board of Directors. Accordingly, William Shaw, Jerome Shaw, James J. Groberg and Steven A. Shaw, executive officers and directors of the Company, as well as Irwin B. Robins (who ceased being an executive officer upon his retirement in June 2000, but who has remained a director of, and consultant to, the Company), participated in deliberations of the Company's Board of Directors concerning executive officer compensation during the year ended November 3, 2002, as did Mark N. Kaplan, Lloyd Frank, Bruce G. Goodman and William H. Turner, the remaining directors of the Company. Each executive officer who is also a director does not participate in deliberations as to his own compensation.

     During the Company's fiscal year ended November 3, 2002, Jenkens & Gilchrist Parker Chapin LLP, of which firm Lloyd Frank is a partner, provided legal services to the Company and to the Company's 59% owned subsidiary, Autologic Information International, Inc. ("Autologic") until the Company's sale of its interest in Autologic on November 30, 2001. Jenkens & Gilchrist Parker Chapin LLP has been retained to provide legal services to the Company during fiscal 2003.

     Hinckley, Allen & Snyder LLP, of which firm Bruce G. Goodman is a partner, provided legal services to the Company during fiscal 2002 and has been retained to provide legal services to the Company during fiscal 2003.

     In June 2000, Irwin B. Robins retired as Senior Vice President and head of the Company's legal department. Mr. Robins continues to serve as a consultant to the Company handling certain legal and transactional matters as are mutually agreed upon. Mr. Robins receives compensation at an hourly rate agreed upon from time to time as services are provided to the Company. Stock options to purchase 25,000 shares of the Company's Common Stock held by Mr. Robins at the time of his retirement to purchase shares of the Company's Common Stock remain exercisable in accordance with their terms for the remainder of each option's ten-year term in the same manner as if Mr. Robins remained an employee provided Mr. Robins complies with the non-competition covenant contained in his stock option agreements. In consideration of the foregoing, Mr. Robins extended the term of the non-competition provision for a period of five years following the later of his cessation of service as a consultant or as a director, regardless of the reason for such cessation. During fiscal 2002, Mr. Robins was paid $10,194 for services rendered as a consultant to the Company and $33,333 for services rendered as a director.

     The Company renders various payroll and related services to a corporation primarily owned by Steven A. Shaw, a Senior Vice President and director of the Company, for which the Company received approximately $1,000 in excess of its direct costs in fiscal 2002. Such services are performed on a basis substantially similar to those performed by the Company for, and at substantially similar rates as is charged by the Company to, unaffiliated third parties. In addition, the Company rents to that corporation approximately 2,500 square feet of space in the Company's El Segundo, California facility, which the Company does not require for its own use, on a month-to-month basis at a rental of $1,500 per month. Based on the nature of the premises and a recent market survey conducted by the Company, the Company believes the rent is the fair market rental for such space.

REPORT WITH RESPECT TO EXECUTIVE COMPENSATION DETERMINATIONS


     The following report with respect to the Company's compensation policies applicable to the determination of the compensation of the Company's executive officers for fiscal 2002 is presented by the Board of Directors.


     Executive Compensation. Compensation of executive officers is comprised of salary as a base compensation, bonuses as a means of short-term compensation and stock options to foster long-term incentive.


     All determinations as to the compensation of an executive officer who is also a member of the Board is made on an individual basis by the Board after consultation with senior management, although an executive officer who is also a member of the Board does not participate in the Board's determination of his own compensation. In making its decisions as to base salary, the Board gives effect to the executive's performance and responsibilities, inflationary trends, competitive market conditions and other subjective factors, without ascribing specific weights to these factors. Bonuses are based upon the Company's, a segment's or a division's performance, as well as the executive's overall performance, contribution toward the Company's profitability, meeting corporate objectives and, in certain instances, meeting specific corporate goals or completing specific programs or projects. The compensation (salary and bonuses) of executive officers who are not members of the Board is determined by senior management utilizing similar subjective criteria.


     The Company has utilized stock options as the primary method of providing long-term incentive compensation to key employees, including executive officers, of the Company and its subsidiaries. The Board believes that stock options foster the interest of key employees in seeking long-term growth for the Company, as well as linking their interests with the overall interest of shareholders. In determining when to grant options and the size of the award to any particular executive, the Board takes into consideration factors such as the executive's position, level of responsibility, value to the Company, objectives, accomplishments and performance, the incentive and objectives intended to be provided, when the last prior option was granted to the individual, the individual's other compensation and the recommendation of senior management. No one factor is given special weight, but decisions are made based on an overall assessment of each individual.


     Chief Executive Officer Compensation. The annual compensation of William Shaw, the Company's Chief Executive Officer, is fixed under the terms of his Employment Agreement with the Company (discussed under "Executive Remuneration -- Employment and Termination Agreements," above), subject to increases and additional compensation, including bonus, from time to time, at the discretion of the Board of Directors. In determining whether to increase Mr. Shaw's base salary or award bonuses or other additional compensation, the Board uses similar criteria as it does for other executive officers who are directors. The compensation of Mr. Shaw remained unchanged in fiscal 2002 from his fiscal 2001 compensation.

     Certain Tax Legislation. Section 162(m) of the Internal Revenue Code of 1986 ("Section 162(m)") precludes a public company from taking a federal income tax deduction for annual compensation in excess of $1,000,000 paid to its chief executive officer or any of its four other most highly compensated executive officers. Certain "performance based compensation" is excluded from the deduction limitation. All of the fiscal 2002 compensation of its executive officers, including compensation resulting from the surrender of stock options to purchase Common Stock of Autologic, is tax deductible. Options previously granted by the Board are not deemed "performance based compensation" under
Section 162(m). Therefore, the difference between the market value of the Company's Common Stock underlying those stock options at the date of their exercise and the exercise price of the options will be taken into account in determining whether the $1,000,000 Section 162(m) limitation is exceeded.


                                  Respectfully,

William Shaw                  Jerome Shaw                      Irwin B. Robins
James J. Groberg              William H. Turner                Steven A. Shaw
Mark N. Kaplan                Bruce G. Goodman                 Lloyd Frank

SHAREHOLDER RETURN PERFORMANCE GRAPH

The Company's Common Stock has been listed on the NYSE since May 7, 1997. The following graph compares the cumulative total shareholder return to holders of the Company's Common Stock with (a) the NYSE Stock Market Index and (b) securities of companies traded on the NYSE having market capitalizations that are within 5% of the market capitalization of the Company's Common Stock as at the end of the Company's latest fiscal year-end (this peer group has been historically selected by the Company because the Company has operated in five, four since the sale of Autologic, diverse business segments). The comparison assumes $100 was invested on November 1, 1997 in the Company's Common Stock and in each of the comparison groups, and assumes reinvestment of dividends (the Company paid no dividends during the periods):


                                 GRAPH OMITTED



                                         1997      1998      1999       2000      2001      2002
                                         ----      ----      ----       ----      ----      ----


NEW YORK STOCK EXCHANGE INDEX            $100      $115      $134       $145      $121      $106
PEER GROUP INDEX                         $100      $ 78      $ 86       $ 97      $ 67      $ 55
VOLT INFORMATION SCIENCES, INC.          $100      $ 35      $ 29       $ 32      $ 16      $ 19




SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than 10% of the Company's Common Stock, to file initial reports of ownership, and reports of changes of ownership, of the Company's equity securities with the Securities and Exchange Commission and furnish copies of those reports to the Company. Based solely upon a review of the copies of the reports furnished to the Company to date and representations that no reports were required, the Company believes that all reports required to be filed by such persons with respect to the Company's fiscal year ended November 3, 2002 were timely filed.

                      RATIFICATION OF SELECTION OF AUDITORS


     The Board of Directors of the Company has, subject to shareholder ratification, selected Ernst & Young as the independent auditors to audit the Company's financial statements for the fiscal year ending November 2, 2003.


AUDIT FEES


     Audit fees billed and expected to be billed by Ernst & Young for its audits of the annual financial statements of the Company and its subsidiaries for the year ended November 3, 2002 and for its reviews of the financial statements included in Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission for that year are $441,000.


FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES


     The Company and its subsidiaries did not engage Ernst & Young to provide advice regarding financial information systems design or implementation during the fiscal year ended November 3, 2002.


ALL OTHER FEES


     Fees billed and expected to be billed by Ernst & Young for all other services rendered to the Company and its subsidiaries during the Company's 2002 fiscal year are $845,600, including audit related services of $263,600 and non-audit related services of $582,000. Audit related services principally include fees for audits of employee benefit plans and statutory audits. Non-audit related fees consist primarily of tax related services. Ernst & Young did not render consulting services to the Company during the Company's 2002 fiscal year.


     In connection with the standards for independence of the Company's independent public accountants promulgated by the Securities and Exchange Commission, the Audit Committee has considered whether the provision of such services is compatible with maintaining the independence of Ernst & Young.

ANTICIPATED ATTENDANCE BY ERNST & YOUNG AT THE ANNUAL MEETING


     Ernst & Young has indicated to the Company that it intends to have a representative present at the Annual Meeting who will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.


REQUIRED VOTE


     A resolution will be submitted to shareholders at the Annual Meeting for the ratification of the Board of Director's selection of Ernst & Young as the independent auditors to audit the Company's financial statements for the fiscal year ending November 2, 2003. The affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy will be required to adopt this resolution. The Board of Directors recommends a vote "FOR" this resolution. Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.


     If the resolution selecting Ernst & Young LLP as independent public accountants is adopted by shareholders, the Board of Directors nevertheless retains the discretion to select different auditors should it then deem it in the Company's best interests. Any such future selection need not be submitted to a vote of shareholders.

                                  MISCELLANEOUS

COST OF SOLICITING PROXIES

     The cost of solicitation of Proxies, including the cost of reimbursing banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding Proxy soliciting material to beneficial owners of Common Stock, will be borne by the Company. Proxies may be solicited without extra compensation by certain officers and regular employees of the Company by mail and, if determined to be necessary, by telephone, telegraph or personal interviews.

INDEMNIFICATION INSURANCE


     New York law permits a corporation to purchase insurance covering a corporation's obligation to indemnify directors and officers and also covering directors and officers individually, subject to certain limitations, in instances in which they may not otherwise be indemnified by the corporation. In March 2002, the Company extended insurance policies from National Union Fire Insurance Company of Pittsburgh, PA, Federal Insurance Company and Continental Casualty Company covering reimbursement to the Company for any obligation it incurs as a result of indemnification of officers and directors and also covering indemnification for officers and directors individually in certain cases where additional exposure might exist. The policies expire March 8, 2003. The annual premium cost of the policy was $469,040. The Company is in the process of negotiating a renewal of these insurance policies.


SHAREHOLDER PROPOSALS


     From time to time shareholders may present for consideration at meetings of shareholders proposals which may be proper subjects for inclusion in the proxy statement and form of proxy distributed in connection with such meetings. In order to be so included, such proposals must be submitted in writing on a timely basis. Shareholder proposals intended to be included in the Company's proxy statement and form of proxy to be used in connection with the Company's 2004 Annual Meeting of Shareholders must be received by the Company by November 4, 2003. Any such proposals, as well as any questions relating thereto, should be directed to the Secretary of the Company, 560 Lexington Avenue, New York, New York 10022-2928.


     The Company's by-laws, as amended, require shareholders who intend to nominate directors or propose business at any annual meeting to provide advance notice of such intended action, as well as certain additional information, to the Company. Such notice and information must be timely received by the Secretary of the Company at 560 Lexington Avenue, New York, New York 10022-2928 not less than 120 nor more than 150 days prior to the anniversary date of the notice of the annual meeting of shareholders held in the immediately preceding year. However, in the event the date of the annual meeting is changed by more than 30 days from the one year anniversary date of the date the annual meeting was held in such immediately preceding year and less than 130 days informal notice to shareholders or other public disclosure of the date of the annual meeting in the current year is given or made, advance notice of nominations or business proposed by a shareholder must be received by the Company not later than the close of business on the tenth calendar day following the date on which formal or informal notice or public disclosure of the date of the annual meeting is mailed or otherwise first publicly announced, whichever first occurs. Copies of the by-law provision is available upon request made to the Secretary of the Company.

                                             By Order of the Board of Directors

                                                       Jerome Shaw, Secretary


New York, New York
March 3, 2003


                                                           REVOCABLE PROXY
[X]PLEASE MARK VOTES                              VOLT INFORMATION SCIENCES, INC.
   AS IN THIS EXAMPLE


SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL          1. The election of the following to               With-    For All
MEETING OF SHAREHOLDERS OF VOLT INFORMATION SCIENCES, INC.           serve as Class II directors:           For     hold     Except
                                                                                                            [   ]   [   ]    [   ]
The undersigned  hereby appoints WILLIAM SHAW, JEROME SHAW and  S
HOWARD B. WEINREICH,  jointly and severally, Proxies with full
power of substitution, to vote on behalf of the undersigned at  A    William Shaw        Jerome Shaw
the  Annual  Meeting  of  Shareholders  of  VOLT   INFORMATION
SCIENCES,  INC.  to be  held  on  April 11,  2003,  and at any  V    James J. Groberg    William H. Turner
adjournments or postponements  thereof,  as indicated upon the following  matters as  described  in the Notice of Meeting and  I  INSTRUCTION: To withhold authority to vote for any individual
accompanying Proxy Statement related to such meeting,  receipt     nominee, mark "For All Except" and write that nominee's name of which is acknowledged,  and with  discretionary  power upon  N  in the space provided below such other business as may come before the meeting,  according to the number of votes and as fully as the  undersigned  would  G  -----------------------------------------------------------------
be entitled to vote if personally present, hereby revoking any
prior Proxy or Proxies.                                         S
                                                                   2. The proposal to ratify the action of   For    Against  Abstain
                                                                      the Board of Directors in appointing   [   ]   [   ]    [   ]
                                                                      Ernst & Young LLP as the Company's
                                                                      independent auditors for the fiscal
                                                                P     year ending November 2, 2003.


                                                                L  This  Proxy  also  provides voting instructions to the trustee of the Volt Information Sciences, Inc. Savings Plan.
                                    -------------------------   A
  Please be sure to sign and date   |Date                    |     The Board of Directors recommends a vote for the election of each
            this Proxy.             |                        |  N  nominee to serve as a director and for Proposal 2 set forth in
   ----------------------------------------------------------      this Proxy.
  |                                                          |
  |                                                          |     Each properly executed Proxy will be voted in accordance with the
  |                                                          |     specifications  made  above.   If  no  specification is made, the
   --Shareholder sign above-----Co-holder(if any) sign above-      shares  represented  by this Proxy will be voted FOR the election of all listed nominees and FOR Proposal 2.

                                                                          The Submission Of This Proxy, If Executed Properly,
                                                                                      Revokes All Prior Proxies.
------------------------------------------------------------------------------------------------------------------------------------
                               DETACH ABOVE CARD, SIGN DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED
                                                   VOLT INFORMATION SCIENCES, INC.

------------------------------------------------------------------------------------------------------------------------------------
NOTE:  Please sign your name or names exactly as set forth hereon.  For jointly owned shares,  each owner should sign. If signing as attorney,  executor,  administrator,  trustee or guardian, please indicate the capacity in which you are acting. Proxies executed by corporations should be signed by a duly authorized officer.

                                                         PLEASE ACT PROMPTLY
                                               SIGN, DATE & MAIL YOUR PROXY CARD TODAY
------------------------------------------------------------------------------------------------------------------------------------

IF YOUR ADDRESS HAS CHANGED,  PLEASE  CORRECT THE ADDRESS IN THE SPACE  PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE
ENVELOPE PROVIDED.


-----------------------------------------

-----------------------------------------

-----------------------------------------



                                                           REVOCABLE PROXY
[X]PLEASE MARK VOTES                               VOLT INFORMATION SCIENCES, INC.
   AS IN THIS EXAMPLE



SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL                                                            With-    For All
MEETING OF SHAREHOLDERS OF VOLT INFORMATION SCIENCES, INC.         1. The election of the following to      For      hold     Except
                                                                      serve as Class II directors:          [   ]    [   ]    [   ]
The undersigned  hereby appoints WILLIAM SHAW, JEROME SHAW and
HOWARD B. WEINREICH,  jointly and severally, Proxies with full        William Shaw         Jerome Shaw
power of substitution, to vote on behalf of the undersigned at
the  Annual  Meeting  of  Shareholders  of  VOLT   INFORMATION        James J. Groberg     William H. Turner
SCIENCES,  INC.  to be  held  on  April  11, 2003,  and at any  C adjournments or postponements  thereof,  as indicated upon the
following  matters as  described  in the Notice of Meeting and  O   INSTRUCTION: To withhold authority to vote for any individual
accompanying Proxy Statement related to such meeting,  receipt      nominee, mark "For All Except" and write that nominee's name
of which is acknowledged,  and with  discretionary  power upon  M   in the space provided below
such other business as may come before the meeting,  according to the number of votes and as fully as the  undersigned  would  M  -----------------------------------------------------------------
be entitled to vote if personally present, hereby revoking any
prior Proxy or Proxies.                                         O
                                                                   2. The proposal to ratify the action of   For    Against  Abstain
                                                                N     the Board of Directors in appointing   [   ]  [   ]    [   ]
                                                                      Ernst & Young LLP as the Company's
                                                                      independent auditors for the fiscal
                                                                      year ending November 2, 2003.


                                                                   The Board of Directors recommends a vote for the election of each nominee to serve as a director and for Proposal 2 set forth in this Proxy.

                                                                   Each properly executed Proxy will be voted in accordance with the specifications made above. If no specification is made, the share
                                    ---------------------------    represented by  this  Proxy will be voted FOR the election of all
  Please be sure to sign and date   |Date                      |   listed nominees and FOR Proposal 2.
            this Proxy.             |                          |
   ------------------------------------------------------------
  |                                                            |           The Submission Of This Proxy, If Executed Properly,
  |                                                            |                      Revokes All Prior Proxies.
  |                                                            |
   --Shareholder sign above-----Co-holder(if any) sign above---

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                               DETACH ABOVE CARD, SIGN DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED
                                                   VOLT INFORMATION SCIENCES, INC.


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NOTE:  Please sign your name or names exactly as set forth hereon.  For jointly owned shares,  each owner should sign. If signing as attorney,  executor,  administrator,  trustee or guardian, please indicate the capacity in which you are acting. Proxies executed by corporations should be signed by a duly authorized officer.

                                                         PLEASE ACT PROMPTLY
                                               SIGN, DATE & MAIL YOUR PROXY CARD TODAY
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IF YOUR ADDRESS HAS CHANGED,  PLEASE  CORRECT THE ADDRESS IN THE SPACE  PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE
ENVELOPE PROVIDED.


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